Exhibit 10

SECOND AMENDMENT TO LOAN AGREEMENT AND
LIMITED DURATION WAIVER

Dated as of August 26, 2011

(amending the Loan Agreement dated as of March 17, 2010)

by and among

TROPICANA LAS VEGAS, INC.,

as the Borrower,

THE FOOTHILL GROUP, INC.,

as a Lender,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent for the Lenders.

SECOND AMENDMENT TO LOAN AGREEMENT AND
LIMITED DURATION WAIVER

THIS SECOND AMENDMENT TO LOAN AGREEMENT AND LIMITED DURATION WAIVER (this “Amendment and Waiver”) dated as of August 26, 2011, by and among TROPICANA LAS VEGAS, INC., a Nevada corporation (the “Borrower”), THE FOOTHILL GROUP, INC., in its capacity as a Lender (“Foothill”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the various lenders that are or may become a party to the Loan Agreement (as defined below) (referred to individually as a “Lender” and collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, Foothill, in its capacity as administrative agent for the Lenders and as lead arranger, and Wells Fargo, in its capacity as the Issuer, have heretofore entered into that certain Loan Agreement, dated as of March 17, 2010 and amended by the First Amendment to Loan Agreement, dated as of April 26, 2011 (the “Loan Agreement”);

WHEREAS, pursuant to that certain Successor Agent Agreement dated as of December 28, 2010, Foothill resigned from its position as Administrative Agent under the Loan Agreement and the Required Lenders appointed Wells Fargo as the successor Administrative Agent under the Loan Documents;

WHEREAS, clause (p) of Section 7.1.1 of the Loan Agreement requires, in part, that the Borrower deliver, on or before September 30, 2011, a detailed budget for the Property for the 2012 Fiscal Year and detailed EBITDA projections for the Property for the 2013 Fiscal Year and the Borrower has requested that such delivery date be extended to October 31, 2011;

WHEREAS, pursuant to that certain Lease dated June 7, 2010 (the “Mob Experience Lease”) by and among the Borrower, as landlord, Murder, Inc., LLC, a Nevada limited liability company, as tenant (“Murder, Inc.”), and Eagle Group Holdings, LLC, a Nevada limited liability company, as guarantor, the Borrower has leased certain space within the Improvements to Murder, Inc. for the operation of an exhibition related to the display of Mob-related authentic artifacts which shall utilize state of the art interactive technology (the “Mob Experience Exhibit”);

WHEREAS, in connection with Murder, Inc.’s construction of its Tenant’s Work (as defined in the Mob Experience Lease) certain mechanic’s liens have been filed against the Property and the Improvements, as the same are more particularly set forth on Exhibit A attached hereto (such liens, together with any other such mechanic’s liens filed against the Property or the Improvements solely in connection with Tenant’s Work related to the Mob Experience Exhibit and for which the Borrower has no financial responsibility, the “Mob Experience Liens”);

WHEREAS, Section 7.2.3 of the Loan Agreement prohibits the existence of such Mob Experience Liens against the Property and the Improvements unless the same constitute Permitted Liens under the Loan Agreement;

WHEREAS, the Borrower has failed to take the actions required pursuant to the Credit Agreement (including, without limitation, the requirements set forth in item (c) of the definition of “Permitted Liens” therein) and, as a result of such failure, the existence of the Mob Experience Liens constitutes Events of Default under Section 8.1.3 of the Loan Agreement (the “Existing Defaults”);

WHEREAS, the Borrower have requested that the Lenders temporarily waive their rights, remedies and options under the Loan Agreement as a consequence of the Existing Defaults, as set forth in this Amendment and Waiver;

WHEREAS, the Lenders are willing to temporarily waive the Existing Defaults, subject to the terms and conditions set forth in this Amendment and Waiver; and

WHEREAS, the Required Lenders have directed the Administrative Agent to enter into this Amendment and Waiver with the Borrower.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1  Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement, as amended by this Amendment and Waiver, and the rules of construction set forth in Article I of the Loan Agreement shall apply to this Amendment and Waiver. The following term used in this Amendment and Waiver Agreement shall have the meaning set forth below:

“Event of Termination” shall mean the earlier of (i) 5:00 p.m. (New York time) on October 21, 2011 or (ii) if prior thereto, any of the following has occurred and is continuing and the Administrative Agent, acting at the direction of the Required Lenders, terminates this Amendment and Waiver by giving notice to the Borrowers and the Guarantors:

(a)  the occurrence of any Default or Event of Default other than the Existing Defaults;

(b)  the failure of the Borrower or any of the Guarantors to comply with any material term, condition or covenant set forth in this Amendment and Waiver; or

(c)  any representation or warranty made by the Borrower or any of the Guarantors under this Amendment and Waiver shall be false or materially misleading as of the date made or deemed remade.

ARTICLE II

AMENDMENTS

SECTION 2.1  Amendments.  The following amendment shall be made to the Loan Agreement as of the Second Amendment Effective Date (as defined in Section 4.1 of this Amendment and Waiver):

SECTION 2.1.1   The following definition shall be added to Section 1.1 of the Loan Agreement:

“Second Amendment to Loan Agreement” means the Second Amendment to Loan Agreement and Limited Duration Waiver made by and between the Borrower and the Administrative Agent, for the benefit of the Lenders, dated as of August 26, 2011.

SECTION 2.1.2   Section 7.1.1 of the Loan Agreement is hereby amended by deleting the date “September 30, 2011” contained in clause (p) of such Section 7.1.1 and replacing the same with “October 31, 2011”.

ARTICLE III

DEFAULTS; LIMITED WAIVERS AND AUTHORIZATION

SECTION 3.1  Defaults.  The Borrower and each of the Guarantors acknowledge and agree that the Existing Defaults have occurred and are continuing, and as a result thereof, the Lenders are entitled to exercise their rights, remedies and options against the Borrowers, the Guarantors and the Security.  The Borrower and each of the Guarantors acknowledge and agree that the exercise of such rights, remedies and options by the Lenders or the Administrative Agent on their behalf is not subject to any offsets or defenses by the Borrower or the Guarantors to their obligations under the Loan Documents, and that neither the Borrower nor the Guarantors have any claims or counterclaims against the Lenders or the Administrative Agent.

SECTION 3.2  Limited Waivers.  From and after the Second Amendment Effective Date until the existence of an Event of Termination, the Administrative Agent and the Lenders hereby agree to temporarily waive the Existing Defaults, subject to the terms of this Amendment and Waiver.  Upon the occurrence of an Event of Termination, the limited duration waivers set forth herein shall be void ab initio and the Existing Defaults shall be deemed to exist from and after August 6, 2011.

SECTION 3.3  Authorization.  Except as expressly provided herein, the execution and delivery of this Amendment and Waiver shall not:  (a) constitute an extension or modification of the Loan Agreement or any of the other Loan Documents; (b) extend the terms of the Loan Agreement or the due date of any of the Obligations; or (c) give rise to any obligation on the part of the Administrative Agent or the Lenders to extend or modify any term or condition of the Loan Agreement or any of the other Loan Documents.

ARTICLE IV

CONDITIONS PRECEDENT TO SECOND AMENDMENT EFFECTIVE DATE

SECTION 4.1  Conditions to Effectiveness.  This Amendment and Waiver shall be and become effective as of the date (the “Second Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied or waived in writing by the Lenders.

SECTION 4.1.1  Authority of the Borrower.  The Borrower shall deliver to the Administrative Agent and the Lenders (x) a certified copy of any amendments to the Organizational Documents of the Borrower since April 26, 2011, certified by an Authorized Representative of the Borrower or a certificate by an Authorized Representative of the Borrower certifying that there have been no such amendments since such date and (y) a copy of one or more resolutions or other authorizations of the Board of Directors of the Borrower certified by the Authorized Representative of such Board of Directors as being in full force and effect on the date of this Amendment and Waiver authorizing this Amendment and Waiver and the execution, delivery and performance of this Amendment and Waiver by the Borrower.

SECTION 4.1.2  Incumbency of the Borrower.  The Borrower shall deliver to the Administrative Agent and the Lenders a certificate from the Borrower, signed by an Authorized Representative of the Borrower and dated as of the date of this Amendment and Waiver, as to the incumbency of the Person or Persons authorized to execute and deliver this Amendment and Waiver, and any Instruments or agreements required hereunder or thereunder to which the Borrower is a party.

SECTION 4.1.3  Corporate Proceedings.  All corporate, limited liability company, partnership and legal proceedings with respect to this Amendment and Waiver, shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders and the Administrative Agent and the Lenders shall have received all information, legal and technical opinions and copies of all documents, including records of corporate, limited liability company or partnership proceedings and copies of any approval by any Governmental Instrumentality required in connection with this Amendment and Waiver, which the Lenders may reasonably have requested in connection therewith, such documents to be reasonably satisfactory in form and substance to the Lenders and, where appropriate, to be certified by the requisite corporate, limited liability company or partnership officers or Governmental Instrumentalities.

SECTION 4.1.4  No Violation of Certain Regulations.  The entering into of this Amendment and Waiver shall not violate any law, including Regulation T, Regulation U or Regulation X of the Board of Governors of the F.R.S. Board.

SECTION 4.1.5  Execution of Amendment.  The Administrative Agent and the Lenders shall have received counterparts of this Amendment and Waiver duly executed by an Authorized Representative of the Borrower and the Guarantors.

SECTION 4.1.6  Fees.  All amounts required to be paid to or deposited with the Administrative Agent and the Lenders and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in Section 2.1 or this Section 3.1.  The Borrower shall have paid all fees, expenses and other charges then due and payable by it under this Amendment and Waiver or the other Loan Documents or under any agreements between the Borrower and any of the Independent Consultants, including, without limitation, all fees, costs and expenses due and payable pursuant to Section 3.3 of the Loan Agreement, if then invoiced.  The Borrower shall have paid all legal fees and costs and legal expenses of Mayer Brown LLP and Thompson Hine LLP and other professionals employed by the Administrative Agent and the Lenders and all other reasonable expenses of the Administrative Agent and the Lenders in connection with the negotiation, execution and delivery of this Amendment and Waiver.

SECTION 4.1.7  Operative Documents.  Each Operative Document shall be in full force and effect, without amendment since the respective date of its execution and delivery, and in a form which was approved by the Administrative Agent and the Lenders, except as otherwise permitted pursuant to the Loan Agreement.  All obligations and requirements under such Operative Documents which are to be performed or satisfied, as the case may be, shall have been performed and satisfied in all material respects and, after giving effect to this Amendment and Waiver, no act, condition or event shall exist which, with the giving of notice and/or passage of time would constitute a breach or event of default thereunder.

SECTION 4.1.8  Other Documents.  The Administrative Agent and the Lenders shall have received such other documents and evidence as the Administrative Agent and the Lenders may reasonably request in connection with this Amendment and Waiver.

SECTION 4.1.9  No Events of Default or Material Adverse Effect.  No Default, Event of Default or Material Adverse Effect shall have occurred and be continuing or, after giving effect to this Amendment and Waiver, could reasonably be expected to result.

SECTION 4.1.10  Continuing Lien Priority.  The Borrower heretofore executed and delivered to the Administrative Agent and the Lenders the Loan Documents.  The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Loan Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment and Waiver.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

In order to induce the Required Lenders to direct the Administrative Agent to enter into this Amendment and Waiver, the Borrower hereby represents, and warrants unto the Lenders and the Administrative Agent as set forth in this Article IV.

SECTION 5.1  Organization, etc.  The Borrower is validly organized and existing and in good standing under the laws of the state or jurisdiction of its organization, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite Permits to enter into and perform its Obligations under this Amendment and Waiver and each of the other Loan Documents to which it is a party.

SECTION 5.2   Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment and Waiver are within the Borrower’s powers, have been duly authorized by all necessary action, and do not

(a)  contravene the Borrower’s Organizational Documents;

(b)  contravene any contractual restriction binding on or affecting the Borrower;

(c)  contravene any Legal Requirement binding on or affecting the Borrower; or

(d)  result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as expressly contemplated by the Operative Documents.

SECTION 5.3  Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Instrumentality or regulatory body or other Person (other than those that have been, or on the date of this Amendment and Waiver will be, duly obtained or made and which are, or on the date of this Amendment and Waiver will be, in full force and effect) is required for the due execution, delivery or performance by the Borrower of this Amendment and Waiver.

SECTION 5.4  Validity, etc.  This Amendment and Waiver constitutes the legal, valid and binding obligation of the Borrower upon the due execution and delivery hereof by it, enforceable against it in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 5.5  Litigation, Labor Controversies, etc.  There is no pending litigation, action, proceeding, labor controversy or other event which could affect the legality, validity or enforceability of this Amendment and Waiver or any other Operative Document.

SECTION 5.6  Representations and Warranties.  As of the date of this Amendment and Waiver (except to the extent specifically related to a different date), all representations and warranties of the Borrower contained in the Loan Documents are true and correct in all material respects and the Borrower hereby confirms each such representation and warranty made by it with the same effect as if set forth in full herein.

SECTION 5.7  Existing Defaults.  Other than the Existing Defaults, there is no Default or Event of Default which has occurred and is continuing under the Loan Agreement or any of the Operative Documents.

SECTION 5.8  Fees and Enforcement.  Other than amounts that have been paid in full or will have been paid in full by the date of this Amendment and Waiver or the date when due for same, no fees, Impositions or Taxes, including stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity or enforceability of this Amendment and Waiver.

SECTION 5.9  Offsets and Defenses.  The Borrower has no offsets or defenses to its obligations under the Loan Documents or the documents evidencing and securing the Obligations and no claims or counterclaims against the Administrative Agent or the Lenders.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1  Ratification of and References to the Loan Agreement.  This Amendment and Waiver shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, shall continue in full force and effect and is hereby ratified, reaffirmed, approved and confirmed in each and every respect.  All references to the Loan Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

SECTION 6.2  Reaffirmation of All Other Loan Documents.  The Borrower hereby reaffirms, as of the Second Amendment Effective Date, the covenants and agreements made by the Borrower contained in each Loan Document to which it is a party, as such covenants, agreements and other provisions may be modified by this Amendment and Waiver.

SECTION 6.3  Release.  The Borrower, for itself and for all Persons and entities claiming by, through or under them, in consideration of the execution and delivery of this Amendment and Waiver by the Administrative Agent, on behalf of the Lenders, and by Foothill, and for other good and valuable consideration, receipt whereof is hereby acknowledged, release and discharge the Administrative Agent, Foothill and each other Lender (collectively, the “Releasees”), each Releasee’s predecessors (including, without limitation, predecessors by virtue of merger), successors and assigns, and all officers, directors, employees, agents, representatives, insurers and attorneys of each Releasee from all actions, counterclaims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, which the Borrower and any of its successors and assigns ever had, now have or hereafter can, shall or may have, against the Releasees, from the beginning of the world to the Second Amendment Effective Date, related to or arising out of the Transaction or this Amendment and Waiver.

SECTION 6.4  Severability.  Any provision of this Amendment and Waiver which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment and Waiver or any other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.5  Headings.  The various headings of this Amendment and Waiver are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment and Waiver or any provisions hereof.

SECTION 6.6  Execution in Counterparts.  This Amendment and Waiver may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.7  Governing Law.  THIS AMENDMENT AND WAIVER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 6.8  Loan Document.  This Amendment and Waiver is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.

SECTION 6.9  Successors and Assigns.  This Amendment and Waiver shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and Foothill and each of their respective successors and assigns.

SECTION 6.10  Execution by Authorized Representative.  Any signature by any Authorized Representative on this Amendment and Waiver and any other instrument and certificate executed or to be executed pursuant to or in connection with this Amendment and Waiver is provided only in such Authorized Representative’s capacity as an officer or member of the Person in question, and not in any way in such Authorized Representative’s personal capacity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Administrative Agent and Foothill have executed this Amendment and Waiver on the date first above written.

BORROWER:

TROPICANA LAS VEGAS, INC.,
as the Borrower

By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President & General Counsel

ADMINISTRATIVE AGENT:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Andrew Nyquist
	Name:	Andrew Nyquist
	Title:	Assistant Vice President

LENDER:

THE FOOTHILL GROUP, INC.,
as a Lender

By:	/s/ Michael Bohanon
	Name:	Michael Bohanon
	Title:	Senior Vice President

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GUARANTORS:

By its signature below, each Guarantor hereby ratifies and reaffirms its respective obligations under the Guaranty and the Environmental Indemnity in connection with the Loan Agreement, as amended by this Amendment and Waiver.

TROPICANA LAS VEGAS
INTERMEDIATE HOLDINGS INC.,
a Delaware corporation

By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President & General Counsel

TROPICANA LAS VEGAS
HOTEL AND CASINO, INC.,
a Delaware corporation

By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President & General Counsel

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EXHIBIT A

MOB EXPERIENCE MECHANIC’S LIENS

File Date	Vendor		Amount of Lien	Instrument No.
June 27, 2011	Las Vegas Awnings LLC		$106,851.00	201106270000864
July 6, 2011	George M. Raymond Co.		$891,521.00	201107060002468
July 6, 2011	Wood Resources of Nevada Inc.		$87,719.00	201107060001837
July 8, 2011	Superior Tile & Marble, Inc	.	$24,051.00	201107080003073
July 11, 2011	J&R Flooring Inc., dba J Picini Flooring		$45,568.00	201107110001875
July 11, 2011	Scott Zemp Masonry, Inc.		$1,026.80	201107110002138
July 11, 2011	Dean Roofing		$24,420.00	201107110002278
July 11, 2011	Hansen Mechanical Contractors, Inc.		$154,421.00	201107110002322
July 11, 2011	Statewide Fire Protection		$21,769.00	201107110002322
July 13, 2011	M.J. Dean Construction, Inc.		$4,640,732.00	201107130002543
July 13, 2011	Bombard Electric, LLC		$701,021.50	201107130002650
July 13, 2011	Bombard Electric, LLC		$8,080.50	201107130002649
July 14, 2011	Simplexgrinnell, LP		$5,550.00	201107140002192
July 22, 2011	Carrara Marble Co. of America, Inc.		$129,626.11	201107220002867
July 25, 2011	Northwestern Inc.		$143,117.00	201107250000001